EXHIBIT 10.21

AMENDMENT THREE TO THE 1995

KEY EMPLOYEES’ STOCK OPTION PLAN OF

DUKE REALTY INVESTMENTS, INC.

This Amendment Three to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc. (“Plan”) is hereby adopted this 25th day of August, 1998, but effective as of August 1, 1998, by Duke Realty Investments, Inc.,  (“Company”);

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan with respect to certain matters, by action of the Board of Directors or the Executive Compensation Committee thereof (“Committee”); and

WHEREAS, the Committee has determined to amend the Plan to (i) enable optionees to borrow from the Company the proceeds of which would be used to exercise nonqualified stock options (“NSO’s”) granted under the Plan; (ii) enable the Company to guarantee loans to optionees, the proceeds of which would be used to exercise NSO’s granted under the Plan; and (iii) waive the fifty thousand (50,000) share limit on options which can be granted to an individual during any calendar year with respect to NSO’s granted on August 25, 1998; and

WHEREAS, the Committee has approved and adopted this Amendment Three;

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 4.1 of the Plan, the Plan is hereby amended, effective as of August 1, 1998, in the following particulars:

1.             By substituting the following for Section 1.3 of the Plan effective as of October 1, 1995:

1.3.  Administration.  The Plan shall be administered by the Committee.  The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. Subject to the provisions of the Plan, the Committee is authorized (i) to grant ISO’s and NSO’s; (ii) to determine the employees to be granted ISO’s and NSO’s; (iii) to determine the option period, the option price and, subject to the limitations of Section 3.2, the number of shares subject to each option; (iv) to determine the time or times at which options will be granted; (v) to determine the time or times at which each option becomes exercisable and the duration of the exercise period; (vi) to determine, in the case of NSO’s, whether the Company will lend funds to an optionee or will guarantee a loan to an optionee the proceeds of which will be used by the optionee solely to make payment for shares purchased pursuant to the exercise of NSO’s; (vii) to permit, in its discretion, the limited transferability of NSO’s granted to an optionee; (viii) to determine other conditions and limitations, if any, applicable to the exercise of each option; and (ix) to determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any optionee upon exercise of an option, and the nature of the events, if any, and the duration of the period, in or with respect to which any optionee’s rights to shares acquired upon exercise of an option may be forfeited.  Each option granted under the Plan shall be evidenced by a written stock option agreement containing terms and conditions established by the committee consistent with the provisions of the Plan, including such terms as the Committee shall deem advisable in order that each ISO shall constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee’s determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana  46240-2182.”

2.             By substituting the following for Section 3.2 of the Plan (as amended by Amendment One):

“3.2         Grant of Options.  The Committee shall be responsible for granting all options under the Plan.  The Committee shall also determine, in its sole discretion, with respect to each Optionee, whether the options granted shall be ISO’s or NSO’s, or a combination of the two; and whether any employee shall be given discretion to determine whether any options granted to him shall be ISO’s or NSO’s or a combination of the two.  Provided, however, except with respect to NSO’s granted on August 25, 1998, notwithstanding any other Plan provision, during any calendar year, no Optionee shall be granted options to acquire more than Fifty Thousand (50,000) shares of Company stock.”

3.             By substituting the following for Section 3.10 of the Plan:

3.10         Payment for Stock.  Full payment for shares purchased hereunder shall be made at the time the option is exercised.  Payment may be made by delivering to the Company (a) cash; (b) at the discretion of the Committee, whole shares of common stock of the Company (“Delivered Stock”) which

 (i) has been owned by the optionee for more than six (6) months and has been paid for, within the  meaning of SEC Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or (ii) was obtained by the optionee in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) at the discretion of the Committee, a combination of cash and Delivered Stock; or (d) provided that a public market for the Company’s common stock exists, (i) through a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (“NASD Dealer”) whereby the optionee irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a “margin” commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise the option and to pledge the stock so  purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option.  Notwithstanding the foregoing provisions of this Section 3.10, at the discretion of the Committee, the “Company may make a loan to an Optionee or may guarantee a loan made to an Optionee by a third party, the proceeds of which are used by the Optionee solely to make payment for shares purchased hereunder pursuant to the exercise of NSO’s. Provided, however, no such loans shall be made or guaranteed in connection with the grant or exercise of ISO’s. No shares shall be issued until full payment for them has been made, and an optionee shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the optionee evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the optionee.”

4.             All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Investments, Inc., by its officers thereunder duly authorized, has executed this Amendment Three to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc., this 25th day of August, 1998, but effective as of August 1, 1998.

RESOLUTIONS OF THE EXECUTIVE COMPENSATION

COMMITTEE OF THE BOARD OF DIRECTORS OF DUKE-WEEKS

REALTY CORPORATION APPROVING AND ADOPTING

AMENDMENT THREE TO THE 1995 KEY EMPLOYEES’ STOCK OPTIONPLAN

OF DUKE REALTY INVESTMENTS, INC. AND APPROVING

RESERVATION OF ADDITIONAL SHARES FOR ISSUANCE THEREUNDER

WHEREAS, Duke Realty Investments, Inc. (“Company”) maintains the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc. (“Option Plan”); and

WHEREAS, pursuant to Section 4.1 of the Plan, the Company has reserved the right to amend the Plan, with respect to certain matters, by action of the Board of Directors (“Board”) or the Executive Compensation Committee thereunder (“Committee”); and

WHEREAS, the Committee has determined, in its best business judgment, that the Option Plan should be amended in order to provide the Committee with the discretion, solely in the case of non-qualified stock options (“NSO’s”), to: (i) enable the Company to guarantee a loan to an Optionee, the proceeds of which would be utilized solely to exercise NSO’s granted under the Option Plan; and (ii) create an exception to the Fifty Thousand share cap on the number of options granted to an individual under the Option Plan during any calendar year with respect to NSO’s granted on August 25, 1998; and

WHEREAS, the Company and its outside benefits counsel have prepared, for approval and adoption by the Committee, Amendment Three to the Option Plan, which reflects the changes to the Option Plan described in the preceding recital;

NOW, THEREFORE, BE IT RESOLVED, that Amendment Three to the Option Plan, substantially in the form presented to the Committee, be, and it hereby is, in all respects approved and adopted, effective as of August 1, 1998; and

RESOLVED, FURTHER, that the members of this Committee be and they hereby are, and the appropriate officers of the Company be and they hereby are, authorized, empowered and directed, for and on behalf of this Committee and the Company, to execute and deliver Amendment Three to the Option Plan; to execute, deliver and file such documents, certificates and other writings, and to take such additional action as may be necessary or appropriate in the discretion of any such members and officers, to carry out the intent and purpose of this and the foregoing resolutions.